Exhibit 99.1

Comera Life Sciences Reports Financial Results for

First Quarter 2023 and Recent Business Highlights

– Significant progress in Comera’s ongoing research collaboration with Regeneron, a leading U.S. biotechnology company –

– Further development of Comera’s pipeline candidate CLS-001 (SQ vedolizumab), highlighted by identification of a lead formulation –

– Expanded Comera’s patent portfolio, broadening geographic coverage as well as scope of claims for core SQore™ excipient technology –

WOBURN, Mass., May 11, 2023 — Comera Life Sciences Holdings, Inc. (Nasdaq: CMRA), a life sciences company developing a new generation of bio-innovative biologic medicines to improve patient access, safety, and convenience, today reported financial results for the first quarter ended March 31, 2023, and provided a business update.

“Comera continued to execute on its core value drivers, including significant advancement of its ongoing pharmaceutical partnerships, including our collaboration with Regeneron, and sustained progression of our proprietary programs, led by CLS-001, a subcutaneous formulation of vedolizumab,” said Jeffrey Hackman, Chairman and Chief Executive Officer of Comera. “As we strive to drive value for both shareholders and patients, we remain focused on our mission to transform the patient experience by enabling the delivery of biologics from intravenous to subcutaneous form allowing patients to self-medicate at home and ultimately reduce healthcare costs, improving quality of life.”

Recent Business Highlights

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Significant progress in its ongoing research collaboration with Regeneron, a leading U.S. biotechnology company. The partnership includes a right to negotiate a license after technical evaluation is complete.
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Further development of its lead pipeline candidate CLS-001 (SQ vedolizumab), highlighted by identification of a lead formulation for a once-monthly SQ dose. Vedolizumab, currently marketed as Entyvio in the United States as an IV formulation and an IV and biweekly SQ formulation outside of the United States, is used for the treatment of IBD including Crohn’s disease and ulcerative colitis. Comera believes that a once-monthly SQ form could have significant advantages for patients and the healthcare system.

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Joined the Subcutaneous Drug Development & Delivery Consortium (SC Consortium) to advance the science, technology, and best practices for SQ drug development and delivery.
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In April 2023, announced the expansion of its patent portfolio with one new patent granted in South Korea and two Notices of Allowance in the United States and Japan covering expansion of claims, geographic coverage, and exclusive rights pertaining to certain excipients in its proprietary SQore™ platform.
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In January 2023, announced the completion of a private placement of 2,406,242 units, at a purchase price of $1.48 per unit, resulting in gross proceeds of approximately $3.6 million and with each unit consisting of one share of the Company’s common stock and one five-year warrant to purchase two shares of the Company’s common stock at an exercise price of $1.23 per share.

First Quarter 2023 Financial Results

Comera reported revenues of $393 thousand for the three months ended March 31, 2023, compared to $95 thousand for the same period in 2022, with the increase primarily related to the expansion of its ongoing research collaboration with Regeneron.

Cost of revenue totaled $117 thousand for the three months ended March 31, 2023, compared to $45 thousand for the same period in 2022. The increase is primarily related to higher direct labor costs due to an increase in research activities performed under customer contracts.

R&D expenses totaled $344 thousand for the three months ended March 31, 2023, compared to $487 thousand for the same period in 2022. The overall decrease of approximately $143 thousand is primarily related to lower lab supply expenses and a greater allocation of resources to cost of revenue in the three months ended March 31, 2023.

General and administrative expenses totaled $2.4 million for the three months ended March 31, 2023, compared to $2.0 million for the same period in 2022, due primarily to an increase in expenses in connection with the Company’s growth and costs associated with operating a public company, including an incremental $256 thousand of non-cash stock compensation expense.

Comera reported a net loss of $2.6 million, or $0.13 loss per share for the three months ended March 31, 2023, compared to a net loss of $2.9 million, or $4.01 loss per share, for the same period in 2022. The decrease was primarily due to higher non-operating expense in the prior year.

Comera had $1.6 million in cash, cash equivalents and restricted cash at March 31, 2023.

About Comera Life Sciences

Leading a compassionate new era in medicine, Comera Life Sciences is applying a deep knowledge of formulation science and technology to transform essential biologic medicines from intravenous (IV) to subcutaneous (SQ) forms. The goal of this approach is to provide patients with the freedom of self-injectable care, reduce institutional dependency and to put patients at the center of their treatment regimen.

To learn more about the Comera Life Sciences mission, as well as the proprietary SQore™ platform, visit https://comeralifesciences.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: the Company’s ability to maintain the listing of its securities on the Nasdaq Capital Market; the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the capital structure; the Company’s ability to execute on its business plans, forecasts, and other expectations and identify and realize additional opportunities; the risk of economic downturns and the possibility of rapid change in the highly competitive industry in which the Company operates; the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize the Company’s products or services, or experience significant delays in doing so; the risk that we will be unable to continue to attract and retain third-party collaborators, including collaboration partners and licensors; the risk that the Company may never achieve or sustain profitability; the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the Company experiences difficulties in managing its growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk that the Company is unable to secure or protect its intellectual property; the risk that the Company is unable to secure regulatory approval for its product candidates; the effect of any resurgence of the COVID-19 pandemic or other public health emergencies on the Company’s business; general economic conditions; and other risks and uncertainties described in Item 1A of Part I of the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2023 under “Risk Factors” and in other filings that have been made or will be made with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Comera assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Comera can give no assurance that it will achieve its expectations.

Contacts

Comera Investor

John Woolford
ICR Westwicke
John.Woolford@westwicke.com

Comera Press

Jon Yu
ICR Westwicke
ComeraPR@westwicke.com

COMERA LIFE SCIENCES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

COMERA LIFE SCIENCES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)